CERTIFICATION OF PERIODIC REPORT

I, Ronald S. Simon, Chief Financial Officer of Whitney Information Network, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 14, 2003

/s/ Ronald S. Simon

Ronald S. Simon

Chief Financial Officer

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